Exhibit 4(l)



                     -------------------------------------


                            BLOUNT HOLDINGS GUARANTEE

                             Made as of May 15, 2003

                                     Between

                              BLOUNT HOLDINGS LTD.,

                                  as Guarantor

                                       and

                      GENERAL ELECTRIC CAPITAL CANADA INC.,

                                as Canadian Agent

                     -------------------------------------






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                                TABLE OF CONTENTS

                                                                           PAGE


SECTION 1 -    INTERPRETATION................................................1
      1.1   Definitions......................................................1
      1.2   Other Defined Terms..............................................2
      1.3   References.......................................................2
      1.4   Rules of Interpretation..........................................2

SECTION 2 -    GUARANTEE.....................................................2

SECTION 3 -    PAYMENT.......................................................2
      3.1   Payment on Demand................................................2
      3.2   No Set-Off.......................................................3
      3.3   Taxes............................................................3
      3.4   Tax Gross-up.....................................................3

SECTION 4 -    OBLIGATIONS ABSOLUTE..........................................3

SECTION 5 -    INDEMNITY.....................................................3

SECTION 6 -    OBLIGATIONS CONTINUING........................................4
      6.1   No Reduction.....................................................4
      6.2   Effect of Rescission.............................................4

SECTION 7 -    OBLIGATIONS NOT AFFECTED......................................4
      7.1   Obligations Not Affected.........................................4
      7.2   Waiver...........................................................5
      7.3   No Obligation to Take Action Against Credit Parties..............6
      7.4   Dealing With Borrower and Others.................................6
      7.5   Acknowledgement..................................................6
      7.6   Accounts Stated..................................................7
      7.7   Postponement.....................................................7
      7.8   Funds Transfer...................................................7

SECTION 8 -    REPRESENTATIONS AND WARRANTIES OF GUARANTOR...................7
      8.1   Representations and Warranties...................................7

SECTION 9 -    GENERAL.......................................................8
      9.1   Notices..........................................................8
      9.2   Successor Canadian Agent.........................................9
      9.3   Applicable Law..................................................10
      9.4   Jurisdiction....................................................10
      9.5   Costs and Expenses..............................................10
      9.6   No Waiver; Cumulative Remedies..................................10
      9.7   Waiver of Rights of Subrogation, Reimbursement, Etc.............11
      9.8   Guarantee in Addition to Other Obligations......................11



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                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                           PAGE

      9.9   Entire Agreement................................................11
      9.10  Severability....................................................12
      9.11  Successors and Assignees........................................12
      9.12  Counterparts....................................................12



                                     - ii -

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                         BLOUNT HOLDINGS LTD. GUARANTEE

This Guarantee is made as of  May 15, 2003, between

                    BLOUNT HOLDINGS LTD., a Canada corporation ("GUARANTOR"),

                                       and

                    GENERAL ELECTRIC CAPITAL CANADA INC., a Canada corporation, individually and as agent (together with its successors and assigns, "CANADIAN AGENT") for itself and the financial institutions and other entities that are from time to time Canadian Lenders under the Credit Agreement (as hereinafter defined)

RECITALS

A. Pursuant to that certain Credit Agreement dated as of the date hereof by and among Blount, Inc., a Delaware corporation, Blount Canada Ltd., a Canada corporation ("CANADIAN BORROWER"), the other Credit Parties (as defined in the Credit Agreement) signatory thereto, General Electric Capital Corporation, as Agent, General Electric Capital Canada Inc., as Canadian Agent and the other Persons signatory thereto from time to time as Canadian Lenders ("CANADIAN LENDERS") (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), US Lenders (as defined in the Credit Agreement) have agreed to make Loans (as defined in the Credit Agreement) to, and to incur Letter of Credit Obligations (as defined in the Credit Agreement) on behalf of US Borrowers (as defined in the Credit Agreement), and Canadian Lenders (as defined in the Credit Agreement) have agreed to make Canadian Loans (as defined in the Credit Agreement) to Canadian Borrower.

B. Guarantor is a Credit Party under the Credit Agreement.

C. In connection with making the Canadian Loans, as provided for in the Credit Agreement, and as a condition precedent thereto, the Canadian Agent and the Canadian Lenders require that Guarantor shall have executed and delivered a guarantee of the Canadian Obligations (as defined in the Credit Agreement) of Canadian Borrower and the other Canadian Credit Parties (other than Guarantor).

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Canadian Lenders to provide the Canadian Loans and other financial accommodations under the Credit Agreement, it is agreed as follows:

SECTION 1 - INTERPRETATION

1.1  DEFINITIONS.

In this Guarantee:

(1) GUARANTEE means this Guarantee, as amended, restated, supplemented and otherwise modified from time to time.

(2) GUARANTEED OBLIGATIONS has the meaning given to it in Section 2 of this Guarantee.



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                                      -2-


(3) GUARANTEED PARTIES has the meaning given to it in Section 2 of this Guarantee.

(4) TAX and TAXES each has the meaning given to it in Section 3.2(2) of this Guarantee.

1.2  OTHER DEFINED TERMS.

Capitalized terms used herein and not otherwise defined have the meanings given to them in the Credit Agreement.

1.3  REFERENCES.

Unless something in the subject matter or context is inconsistent therewith, all references to Sections are to sections and subsections of this Guarantee. The words "hereto", "herein", "hereof", "hereunder" and similar expressions refer to this Guarantee and not to any particular Section, paragraph or other portion hereof.

1.4  RULES OF INTERPRETATION.

In this Guarantee, unless otherwise specifically provided, the singular includes the plural and vice versa and "in writing" or "written" includes printing, typewriting or any electronic means of communication capable of being visibly reproduced at the point of reception, including telecopier.

SECTION 2 - GUARANTEE

Guarantor hereby irrevocably and unconditionally guarantees to Canadian Agent and each of the Canadian Lenders and their respective successors, transferees and assigns (collectively, the "GUARANTEED PARTIES") the punctual and complete payment when due (whether at stated maturity, by acceleration or otherwise) and performance of all the Canadian Obligations of Canadian Borrower or any other Canadian Credit Party (other than Guarantor) which are or may become at any time and from time to time owing or payable, or to be performed to, or for the benefit of, the Guaranteed Parties, or any of them, or which remain owing or unpaid to, or to be performed for the benefit of, the Guaranteed Parties, or any of them (the "GUARANTEED OBLIGATIONS"). Guarantor agrees that this Guarantee is a guarantee of payment and performance and not of collection.

SECTION 3 - PAYMENT

3.1  PAYMENT ON DEMAND.

Guarantor agrees to make immediate payment to the Guaranteed Parties, or any of them, of all Guaranteed Obligations owing or payable at that time to the Guaranteed Parties, or any of them, upon demand for payment therefor by Canadian Agent to Guarantor. Any payment made under this Guarantee shall be applied in reduction of the Guaranteed Obligations, as contemplated by the Credit Agreement.


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                                      -3-


3.2   NO SET-OFF.

Each payment to be made by Guarantor hereunder in respect of the Guaranteed Obligations shall be payable in the currency or currencies in which such Guaranteed Obligations are denominated, and shall be made:

(1) without set-off or counterclaim; and

(2) free and clear of and without deduction or withholding for or on account of any present and future taxes, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings and any conditions or restrictions resulting in charges to tax and all penalties, interest and other payments on or in respect thereof ("TAX" or "TAXES") unless Guarantor is compelled by law to make payment subject to such Taxes.

3.3  TAXES.

All Taxes (other than those imposed on or measured by the net income or capital of Canadian Agent or a Lender by the jurisdiction under the laws of which Canadian Agent or such Lender is organized or is resident or carries on business through a permanent establishment located therein or a political subdivision thereof) in respect of this Guarantee or any amounts payable or paid under this Guarantee shall be paid by Guarantor when due and, in any event, prior to the date on which penalties attach thereto. Guarantor will indemnify each of the Guaranteed Parties against and in respect of all such Taxes.

3.4  TAX GROSS-UP.

Without limiting the generality of the foregoing, if any Taxes (other than those imposed on or measured by the net income or capital of Canadian Agent or a Lender by the jurisdiction under the laws of which Canadian Agent or such Lender is organized or is resident or carries on business through a permanent establishment located therein or a political subdivision thereof) or amounts in respect thereof must be deducted or withheld from any amounts payable or paid by Guarantor hereunder, Guarantor shall pay such additional amounts as may be necessary to ensure that each of the Guaranteed Parties receives a net amount equal to the full amount which it would have received had payment (including of any additional amounts payable under this Section 3.4) not been made subject to such Taxes. Within thirty (30) days of each payment by Guarantor hereunder of Taxes or in respect of Taxes, Guarantor shall deliver to Canadian Agent satisfactory evidence (including originals, or certified copies, of all relevant receipts) that such Taxes have been duly remitted to the appropriate authority or authorities.

SECTION 4 - OBLIGATIONS ABSOLUTE

The   obligations  of  Guarantor   hereunder  are  and  shall  be  absolute  and
unconditional.

SECTION 5 - INDEMNITY

As an original and independent obligation under this Guarantee, Guarantor shall:

(1) indemnify each of the Guaranteed Parties, and keep each of the Guaranteed Parties indemnified, against all costs, losses, expenses and liabilities of whatever kind resulting from the failure by any Canadian Credit Party (other than Guarantor) to make due and punctual payment



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                                      -4-


of any of the Guaranteed Obligations or resulting from any of the Guaranteed Obligations being or becoming void, voidable, unenforceable or ineffective against any Canadian Credit Party (other than Guarantor) (including, but without limitation, all legal and other costs, charges and expenses incurred by the Guaranteed Parties, or any of them, in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this Guarantee); and

(2) pay on demand the amount of such costs, losses, expenses and liabilities whether or not any of the Guaranteed Parties has attempted to enforce any rights against any other Credit Party or any other Person or otherwise.

SECTION 6 - OBLIGATIONS CONTINUING

6.1  NO REDUCTION.

The obligations of Guarantor hereunder shall be continuing and shall remain in full force and effect so long as any of the Canadian Obligations remain outstanding and until all the Guaranteed Obligations have been paid, satisfied and performed in full. The obligations of Guarantor hereunder shall not be satisfied, reduced, affected or discharged by any intermediate payment, settlement or satisfaction of the whole or any part of the principal, interest, fees and other monies or amounts which may at any time be or become owing or payable under or by virtue of or otherwise in connection with the Guaranteed Obligations or the Loan Documents.

6.2  EFFECT OF RESCISSION.

The obligations of Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of Guarantor hereunder (whether such payment shall have been by or on behalf of Canadian Borrower, any other Credit Party or by or on behalf of Guarantor) is rescinded or reclaimed from any of the Guaranteed Parties upon the insolvency, bankruptcy, liquidation or reorganization of Guarantor, any other Credit Party or otherwise, or any part of such payment is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Canadian Agent or any Canadian Lender as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 7 - OBLIGATIONS NOT AFFECTED

7.1  OBLIGATIONS NOT AFFECTED.

The obligations of Guarantor hereunder shall not be affected or impaired by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known to Guarantor or any of the Guaranteed Parties) which, but for this provision, might constitute a whole or partial defence to a claim against Guarantor hereunder or might operate to release or otherwise exonerate Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Guaranteed Parties or otherwise, including, without limitation:



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                                      -5-


(1) any limitation of status or power, disability, incapacity or other circumstance relating to Canadian Borrower, any other Credit Party or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting Guarantor, any other Credit Party or any other Person;

(2) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of any Credit Party or any other Person under the Loan Documents or any other document or instrument;

(3) any failure of any Credit Party or any other Person, whether or not without fault on their part, to perform or comply with any of the provisions of the Loan Documents or to give notice thereof to Guarantor;

(4) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy against any Credit Party or any other Person or their respective assets, or the release or discharge of any such right or remedies;

(5) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to any Credit Party or any other Person;

(6) any amendment, variation, modification, supplement or replacement of the Loan Documents or any other document or instrument;

(7) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of Guarantor, any other Credit Party or any other Person;

(8) any merger, amalgamation or consolidation of Guarantor or any other Credit Party with any Person or Persons;

(9) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction or by any present or future action of any governmental body or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guaranteed Obligations or the obligations of Guarantor under this Guarantee;

(10) the existence of any claim, set-off or other rights which Guarantor may have at any time against any other Credit Party, the Guaranteed Parties or any other Person, or which any Credit Party may have at any time against the Guaranteed Parties, whether in connection with the Loan Documents or otherwise; and

(11) any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defence of any Credit Party under the Loan Documents, or of Guarantor in respect of its guarantee hereunder.

7.2  WAIVER.

Without in any way limiting the provisions of Section 7.1 of this Guarantee, Guarantor hereby waives notice of acceptance hereof, notice of any liability of Guarantor hereunder, notice or proof of reliance by the Guaranteed Parties upon the obligations of Guarantor hereunder, and diligence, presentment, demand for payment on any other Credit Party, protest, notice of



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                                      -6-


dishonour or non-payment of any of the Guaranteed Obligations, or other notice or formalities to such Credit Party, of any kind whatsoever.

7.3  NO OBLIGATION TO TAKE ACTION AGAINST CREDIT PARTIES.

Neither Canadian Agent nor any of the other Guaranteed Parties shall have any obligation to enforce any rights or remedies or to take any other steps against Canadian Borrower, any other Credit Party or any other Person or any property of Canadian Borrower, any other Credit Party or any other Person before Canadian Agent is entitled to demand payment and performance by Guarantor of its liabilities and obligations under this Guarantee, and Guarantor hereby waives all benefit of discussion. The obligations of Guarantor hereunder are independent of the Guaranteed Obligations and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guarantee, irrespective of whether any action is brought against Canadian Borrower or any other Credit Party or whether Canadian Borrower or any other Credit Party is joined in any such action or actions.

7.4  DEALING WITH BORROWER AND OTHERS.

The Guaranteed Parties, without releasing, discharging, limiting or otherwise affecting in whole or in part Guarantor's obligations and liabilities hereunder and without the consent of or notice to Guarantor, may:

(1) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to any other Credit Party or any other Person;

(2) amend, vary, modify, supplement or replace any Loan Document or any other related document or instrument;

(3) take or abstain from taking securities or collateral from any other Credit Party, or from perfecting securities or collateral of any other Credit Party;

(4) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by any other Credit Party or any third party with respect to the obligations or matters contemplated by the Credit Agreement;

(5) accept compromises or arrangements from any other Credit Party;

(6) apply all money at any time received from any other Credit Party, or from securities upon such part of the Guaranteed Obligations as they may see fit or change any such application in whole or in part from time to time as they may see fit; and

(7) otherwise deal with, or waive or modify their right to deal with, any other Credit Party, and all other Persons and securities as they may see fit.

7.5  ACKNOWLEDGEMENT.

Guarantor hereby acknowledges communication of the terms of the Loan Documents and of all the provisions therein contained and consents to and approves the same.



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7.6  ACCOUNTS STATED.

Guarantor shall be bound by any account settled between any Canadian Credit Party and the Guaranteed Parties, and if no such account has been so settled immediately before demand for payment under this Guarantee, any account stated by Canadian Agent shall be accepted by Guarantor as prima facie evidence in the absence of manifest error of the amount which at the date of the account so stated is due by a Canadian Credit Party to the Guaranteed Parties or remains unpaid by Canadian Credit Party to the Guaranteed Parties.

7.7  POSTPONEMENT.

Until the Termination Date, all indebtedness and liabilities, present and future, of Canadian Borrower or any other Credit Party to Guarantor are hereby postponed to the liabilities to the Guaranteed Parties and all money received by Guarantor in respect of the indebtedness and liabilities of Canadian Borrower or any other Credit Party to Guarantor shall be received in trust for the Guaranteed Parties and forthwith upon receipt shall be paid over to Canadian Agent on behalf of the Guaranteed Parties, the whole without in any way limiting or lessening the liability of Guarantor under the guarantee contained in this Guarantee; and this postponement is independent of such guarantee and shall remain in full effect notwithstanding that the liability of Guarantor under such guarantee may be extinct; provided, that nothing in this Section 7.7 shall restrict in any way any payments in respect of the indebtedness and liabilities of Canadian Borrower or any other Credit Party to Guarantor which are expressly permitted by the Credit Agreement.

7.8  FUNDS TRANSFER.

If Guarantor shall engage in any transaction as a result of which Canadian Borrower is required to make a mandatory prepayment with respect to the Guaranteed Obligations under the terms of the Credit Agreement (including any issuance or sale of Guarantor's equity interests or any sale of its assets), Guarantor shall distribute to Canadian Borrower an amount equal to the mandatory prepayment required under the terms of the Credit Agreement to the extent attributable to such transaction.



SECTION 8 - REPRESENTATIONS AND WARRANTIES OF GUARANTOR

8.1  REPRESENTATIONS AND WARRANTIES.

Guarantor represents and warrants to Canadian Agent on behalf of the Guaranteed Parties as follows and acknowledges and confirms that the Guaranteed Parties are relying upon such representations and warranties:

(1) Guarantor is a corporation duly incorporated and validly existing under the laws of Canada and has all requisite power and authority to execute, deliver and perform this Guarantee;

(2) Guarantor is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses,



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                                      -8-


damages or liabilities which could, in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(3) Guarantor has the requisite power and authority and the legal right to own and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted and has the requisite power and authority and the legal right to pledge, mortgage, hypothecate or otherwise encumber the Collateral;

(4) subject to specific representations set forth in the Credit Agreement regarding Environmental Laws, Guarantor has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct;

(5) Guarantor is in compliance with its constating documents and bylaws or partnership or operating agreement, as applicable;

(6) subject to specific representations set forth in the Credit Agreement regarding Environmental Laws, Tax and other laws, Guarantor is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(7) this Guarantee is a legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief and other equitable remedies are subject to the discretion of the court before which any proceeding therefor may be brought.

SECTION 9 - GENERAL

9.1  NOTICES.

Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Guarantee, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be addressed to the party to be notified as follows:





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                                      -9-




      (a)   If to Canadian Agent, at:

            c/o General Electrical Capital Corporation
            1100 Abernathy Road, Suite 900
            Atlanta, Georgia 30328
            Attention: Blount, Inc. Account Manager
            Telecopy Number: (678) 320-8902
            Telephone Number: (678) 320-8900


            with a copy to:

            Paul, Hastings, Janofsky & Walker LLP
            600 Peachtree Street, N.E.
            Suite 2400
            Atlanta, Georgia 30308
            Attention: Jesse H. Austin, III Esq.
            Telecopy Number: (404) 815-2424
            Telephone Number: (404) 815-2208


      (b) If to any Lender, at the address of such Lender specified in the Credit Agreement

      (c)   If to Guarantor, at the following address:

            505 Edinburgh Road North,
            Guelph, Ontario  N1H 6L4
            Attention: General Manager
            Telecopy Number:  (519) 822-1450
            Telephone Number:  (519) 822-6870

            with copies to:

            Blount Holdings Ltd.
            c/o Blount, Inc.
            4909 S.E. International Way
            Portland, Oregon 97222
            Attention: Calvin E. Jenness and Richard H. Irving III Telecopy Number: (503) 653-461
            Telephone Number: (503) 653-4573

            and to:

            Blake, Cassels & Graydon LLP
            P.O. Box 25, Suite 2800
            Commerce Court West
            199 Bay Street


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                                      -10-


            Toronto, Ontario  M5L 1A9
            Attention: Nathan Cheifetz
            Telecopy Number: (416) 863-2653
            Telephone Number: (416) 863-2969

or such other address as may be substituted by notice given as herein provided.

9.1   SUCCESSOR CANADIAN AGENT.

In the event that Canadian Agent for the time being under the Credit Agreement shall resign and a successor agent thereafter shall be appointed in accordance with Section 9.7 of the Credit Agreement, then upon such successor agent agreeing in writing to be bound by the provisions of this Guarantee as Canadian Agent hereunder, all references herein to Canadian Agent in this Guarantee shall be deemed to be references to such successor agent as and from such date and such successor agent shall receive and become vested with all the rights, powers, privileges and duties of the retiring or removed Canadian Agent and the retiring or removed Canadian Agent shall be discharged from its further duties and obligations as Canadian Agent under this Guarantee.

9.2   APPLICABLE LAW.

This Guarantee shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by, and construed and interpreted in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein in effect from time to time without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of Guarantor may be found.

9.3   JURISDICTION.

(1) Guarantor irrevocably agrees that any suits, actions or proceedings arising out of or in connection with this Guarantee (collectively "PROCEEDINGS") may be brought in any court in the Province of Ontario and submits and attorns to the non-exclusive jurisdiction of each such court.

(2) Guarantor irrevocably waives any objections which it may have now or hereafter to the laying of the venue of any Proceedings in any court referred to in paragraph (1) and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in any such court shall be conclusive and binding upon Guarantor and may be enforced in any courts to the jurisdiction of which such parties may be subject by Proceedings upon such judgment.

(3) Nothing contained in this Section 9.4 shall limit the right of Canadian Agent or any other Guaranteed Party to take Proceedings against Guarantor in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

(4) Guarantor hereby irrevocably consents generally to the fullest extent permitted by law in respect of any Proceedings to the giving of any relief and the issue of any process in connection with such Proceedings including, without limitation, the making, enforcement or execution


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                                      -11-


against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such Proceedings.

(5) Guarantor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Guarantee or any other Loan Document, the transactions contemplated hereby or thereby or the actions of any Guaranteed Party in the negotiation, administration, performance or enforcement hereof or thereof.

9.5  COSTS AND EXPENSES.

Guarantor shall pay on demand by Canadian Agent any and all reasonable costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) incurred by Canadian Agent in enforcing any of its rights under this Guarantee.

9.6  NO WAIVER; CUMULATIVE REMEDIES.

No failure to exercise and no delay in exercising, on the part of any Guaranteed Party, any right, remedy, power or privilege hereunder or under the Loan Documents, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein and under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.7  WAIVER OF RIGHTS OF SUBROGATION, REIMBURSEMENT, ETC.

Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against any other Credit Party, that arise from the existence, payment, performance or enforcement of the Guaranteed Obligations under this Guarantee, the Credit Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Guaranteed Party against any other Credit Party, or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Credit Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right; provided, however, that such waiver shall terminate on the Termination Date; provided, that Canadian Agent shall be entitled to hold any Potential Preference Payment (as hereafter defined) in trust for the benefit of the Guaranteed Parties and shall forthwith pay such amount to the Guaranteed Parties, to be credited and applied following the expiry of the potential preference period, to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. The term "POTENTIAL PREFERENCE PAYMENT" shall mean any payment or other transfer received for the benefit of the Guaranteed Parties for or on account of the Guaranteed Obligations which could be avoided by a trustee in bankruptcy for any other Credit Party, or by or for the benefit of other creditors of any other Credit Party as a "preference" or a "preferential transfer" or for any other reason under any applicable bankruptcy, insolvency or similar law now or hereafter in effect in any bankruptcy, insolvency or similar proceeding with respect to any other Credit Party. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 9.7 is knowingly made in contemplation of such benefits.

9.8  GUARANTEE IN ADDITION TO OTHER OBLIGATIONS.

The obligations of Guarantor under this Guarantee are in addition to and not in substitution for any other obligations to Canadian Agent or to any of the other Guaranteed Parties in relation to the Loan Documents and any guarantees, indemnities or security at any time held by or for the benefit of any of them. To secure payment of the obligations of the Guarantor under this Guarantee, concurrently with the execution of this Guarantee, the Guarantor has entered into Collateral Documents pursuant to which the Guarantor has granted to the Canadian Agent, for the benefit of itself and Canadian Lenders, security in all of its Collateral identified therein.

9.9  ENTIRE AGREEMENT.

This Guarantee, including all documents contemplated hereby, constitutes the entire agreement between the parties with respect to the subject matter and supersedes all prior negotiations, undertakings, representations and understandings.

9.10 SEVERABILITY.

Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.11 SUCCESSORS AND ASSIGNEES.

This Guarantee shall be binding upon and enure to the benefit of Guarantor and Canadian Agent and the other Guaranteed Parties and their respective successors and permitted assignees, except that Guarantor may not assign any of its obligations hereunder.

9.12 COUNTERPARTS.

This Guarantee may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.



                           [INTENTIONALLY LEFT BLANK]




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                                      -13-




      IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.



                                        BLOUNT HOLDINGS LTD.

                                                                c/s
                                        By: -------------------------
                                            Name: Calvin E. Jenness
                                            Title: Treasurer


                                        GENERAL ELECTRIC CAPITAL CANADA INC.,
                                        AS CANADIAN AGENT


                                                                c/s
                                        By: -------------------------
                                            Name:
                                            Title: